Exhibit 10.77

EXECUTION VERSION

LIMITED GUARANTY

LIMITED GUARANTY, dated as of June 7, 2004 (the “Guaranty”), made by HOMEBANC CORP. (the “Limited Guarantor”) in favor of Bear Stearns Mortgage Capital Corporation (the “Buyer”), party to the Master Repurchase Agreement dated April 29, 2004 by and among Buyer and Abetterwayhome Finance, LLC II (the “Seller”) (as amended from time to time, the “Repurchase Agreement”).

RECITALS

Reference is made to the Repurchase Agreement, pursuant to which the Buyer agreed to enter into transactions with Seller upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligation of the Buyer to enter into Transactions with the Seller under the Repurchase Agreement, that the Limited Guarantor execute and deliver to the Buyer this Guaranty.

Now, therefore, in consideration of the premises and to induce the Buyer to enter into the Repurchase Agreement and engage in Transactions with the Seller, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Limited Guarantor hereby agrees to guarantee the Seller’s obligations under the Repurchase Agreement, as may be amended from time to time and the Transactions entered into pursuant thereto.

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

(b) “Obligations” shall mean all obligations and liabilities of the Seller to the Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, or whether for payment or for performance (including, without limitation, Price Differential accruing after the Repurchase Date for the Transactions and Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Seller, whether or not a claim for post filing or post petition interest is allowed in such proceeding), which may arise under, or out of or in connection with the Repurchase Agreement, this Guaranty and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of such documents) or otherwise.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. (a) The Limited Guarantor hereby, unconditionally and irrevocably, guarantees to the Buyer and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided however, that in no event shall the Limited Guarantor’s liability under the Guaranty exceed an amount equal to ten (10%) percent of the Purchase Price outstanding from time to time.

(b) The Limited Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting against the Limited Guarantor under this Guaranty.

(c) The Limited Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Limited Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Buyer hereunder.

(d) No payment or payments made by the Seller, the Limited Guarantor, any other guarantor or any other Person or received or collected by the Buyer from the Seller, the Limited Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Limited Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Limited Guarantor in respect of the Obligations or payments received or collected from the Limited Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Limited Guarantor hereunder until the Obligations are paid in full and the Repurchase Agreement is terminated.

(e) The Limited Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Buyer on account of its liability hereunder, it will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

3. Right of Set-off. Upon the occurrence of any Event of Default, the Limited Guarantor hereby irrevocably authorizes the Buyer at any time and from time to time without notice to the Limited Guarantor, any such notice being expressly waived by the Limited Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer to or for the credit or the account of the Limited Guarantor, or any part thereof in such amounts as the Buyer may elect, against and on account of the obligations and liabilities of the Limited Guarantor to the Buyer hereunder and claims of every nature and description of the Buyer against the Limited Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement, any promissory note, or otherwise, as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyer shall notify the Limited Guarantor promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have.

4. No Subrogation. Notwithstanding any payment or payments made by the Limited Guarantor hereunder or any set-off or application of funds of the Limited Guarantor by the Buyer, the Limited Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Obligations, nor shall the Limited Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Limited Guarantor hereunder, until all amounts owing to the Buyer by the Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. The Limited Guarantor hereby subordinates all of its subrogation rights against Seller to the full payment of Obligations due Buyer under the Repurchase Agreement for a period of 91 days following the final payment of the last of all of the Obligations under the Facility Documents. If any amount shall be paid to the Limited Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Limited Guarantor in trust for the Buyer, segregated from other funds of the Limited Guarantor, and shall, forthwith upon receipt by the Limited Guarantor, be turned over to the Buyer in the exact form received by the Limited Guarantor (duly indorsed by the Limited Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

5. Amendments, Etc. with Respect to the Obligations; Waiver of Rights. The Limited Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Limited Guarantor and without notice to or further assent by the Limited Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Limited Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Limited Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Limited Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. Guaranty Absolute and Unconditional.

(a) The Limited Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Seller and the Limited Guarantor, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b) The Limited Guarantor hereby expressly waives all set-offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, notice of default or nonpayment to or upon the Seller or the Limited Guarantor, surrender or other handling or disposition of assets subject to the Repurchase Agreement, any requirement that Buyer exhaust any right, power or remedy or take any action against the Seller or against any assets subject to the Repurchase Agreement, and other formalities of any kind.

(c) The Limited Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Limited Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Obligations, or of the Limited Guarantor from this Guaranty, in bankruptcy or in any other instance.

(d) When pursuing its rights and remedies hereunder against the Limited Guarantor, the Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Limited Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Limited Guarantor.

(e) This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Limited Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Limited Guarantor under this Guaranty shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(f) The Limited Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

7. Reinstatement. The Obligations of the Limited Guarantor under this Guaranty, and this Guaranty shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Seller or the Limited Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Seller or the Limited Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

8. Payments. The Limited Guarantor hereby guarantees that payments hereunder will be paid to the Buyer without set-off or counterclaim in U.S. Dollars.

9. Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, the Limited Guarantor agrees that, as between the Limited Guarantor and Buyer, the Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Limited Guarantor for purposes of this Guaranty.

10. Representations and Warranties; Covenants.

(a) The Limited Guarantor represents and warrants that (i) it is duly authorized to execute and deliver this Guaranty, to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) the person signing this Guaranty on its behalf is duly authorized to do so on its behalf; (iii) this Guaranty is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar debtor/creditor laws and general principles of equity and public policy, (iv) no approval, consent or authorization of this Guaranty from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will be obtained, prior to the initial Transaction; (v) the execution, delivery, and performance of this Guaranty will not violate any law, regulation, order, judgment, decree, ordinance, charter, by law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any material agreement or other material instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Guaranty pursuant to its internal policies and procedures; (vii) this Guaranty is not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor and (viii) it has examined and comprehends the Repurchase Agreement in its entirety.

(b) The Limited Guarantor represents, warrants and covenants to Buyer that it has filed on a timely basis all federal, state and local tax and information returns, reports and any other information statements or schedules that are required to be filed by or in respect of it and has timely paid all taxes due pursuant to such returns, reports or other information statements or schedules or pursuant to any assessment received by it, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Limited Guarantor in respect of taxes and other governmental charges are adequate in all material respects.

(c) Limited Guarantor represents, warrants and covenants to Buyer that as of the date of this Guaranty and as of the date of any Transaction under the Repurchase Agreement and at all times while this Guaranty and any Transaction under the Repurchase Agreement are in effect or there are Obligations outstanding:

(i) Performance of Guaranty. Limited Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Guaranty on its part to be performed;

(ii) Limited Guarantor Not Insolvent. As of the date hereof, the fair value of the assets of the Limited Guarantor is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Limited Guarantor in accordance with GAAP) of the Limited Guarantor and the Limited Guarantor is solvent and, after giving effect to the transactions contemplated by this Guaranty or the other Repurchase Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. The Limited Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Limited Guarantor is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property; and

(iii) Ownership of Seller. Limited Guarantor is now, and will remain, the direct or indirect owner of 100% of the membership interests of the Seller.

(d) Limited Guarantor covenants and agrees that it shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another entity (or permit the occurrence of same) unless (a) the resulting surviving or transferee entity is a corporation organized under the laws of the United States of America or political subdivision thereof; (b) the resulting surviving or transferee entity assumes all the obligations of the Limited Guarantor under this Agreement pursuant to an agreement reasonably satisfactory to Buyer or by law; (c) such merger, consolidation or asset transfer has received the prior written approval of the regulatory authorities having jurisdiction over such transaction; and (d) such merger, consolidation or asset transfer would not constitute an Event of Default or material breach of the Repurchase Documents.

(e) Covenants.

(i) Financial Covenants.

(A) Maintenance of Tangible Net Worth. On and after the date of the IPO, the Limited Guarantor shall maintain a Tangible Net Worth of not less than $300,000,000 plus 85% of the net proceeds of any issuance of common or preferred shareholder equity.

(B) Maintenance of Ratio of Total Liabilities to Tangible Net Worth. On and after the date of the IPO, the Limited Guarantor shall maintain the ratio of Total Liabilities to Tangible Net Worth no greater than 18:1.

(C) Maintenance of Ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth. On and after the date of the IPO, the Limited Guarantor shall maintain the ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth no greater than 6:1.

(D) Maintenance of Liquidity. On and after the date of the IPO, the Limited Guarantor shall maintain, as of the end of each calendar month, Liquidity in an amount not less than $25,000,000.

(E) Maintenance of Net Income. The Limited Guarantor shall maintain Net Income (on a consolidated basis) of at least (i) for the calendar quarter ending December 31, 2004, $1.00 and (ii) for every two consecutive calendar quarters thereafter, $2.00.

(ii) Guarantees. The Limited Guarantor shall not create, incur, assume or suffer to exist any Guarantees, other than (i) this Guaranty; (ii) that certain Limited Guaranty dated as of June 7, 2004, made by the Limited Guarantor in favor of JPMorgan Chase Bank, as amended from time to time; and (iii) to the extent the aggregate Guarantees of the Limited Guarantor (without regard to the Guarantees referred to in clauses (i) and (ii) above) do not exceed $2,500,000; but in all instances, to the extent reflected in the Limited Guarantor’s financial statements or notes thereto.

(iii) Taxes, Etc.

(A) The Limited Guarantor shall pay and discharge or cause to be timely paid and discharged, when due, or adequately reserve for the payment of, all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Repurchase Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof.

(B) The Limited Guarantor shall file on a timely basis all federal, state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it and pay all taxes due pursuant to such returns, reports and other information statements or schedules or pursuant to any assessment received by it, except for any such taxes as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided.

11. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages of the Repurchase Agreement, or, with respect to Limited Guarantor, at the “Address for Notices” specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

12. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Integration. This Guaranty represents the agreement of the Limited Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyer relative to the subject matter hereof or thereof not reflected herein or therein.

14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Limited Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer.

(b) The Buyer shall not by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Limited Guarantor and shall inure to the benefit of the Buyer and its successors and assigns. This Guaranty may not be assigned by the Limited Guarantor without the express written consent of the Buyer.

17. Governing Law. This Guaranty shall be governed by New York law without reference to any choice of law doctrine that would result in the application of the law of another jurisdiction.

18. SUBMISSION TO JURISDICTION; WAIVERS. THE LIMITED GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

19. WAIVER OF JURY TRIAL. EACH OF THE LIMITED GUARANTOR AND THE BUYER HEREBY IRREVOCABLY WAIVES, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20. Effectiveness. This Individual Guaranty will be effective upon the occurrence of the IPO with no further action required by any party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

HOMEBANC CORP. a Delaware corporation

By:	/s/ Charles W. McGuire
	Name:	Charles W. McGuire
	Title:	Executive Vice President

Address for Notices:

2002 Summit Boulevard Suite 100 Atlanta, GA 30319 Attention: Steve R. McClellan, Executive Vice President and Chief Financial Officer Phone (404) 459-7720 Fax: (404) 705-7915